Exhibit 10.1

FIRST AMENDMENT TO

BUSINESS LOAN AGREEMENT

This FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT (“Amendment”) is entered into as of March 25, 2004, between TRM CORPORATION (the “Borrower”) and BANK OF AMERICA, N.A. (the “Bank”).

RECITALS

A.            Borrower and Bank are parties to that certain Business Loan Agreement entered into as of May 15, 2003 (the “Business Loan Agreement”).

B.            Borrower and Bank desire to amend the Business Loan Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1.             Recitals.  The Recitals are true.

2.             Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Business Loan Agreement.

3.             Amendment to Section 1.1(a) of the Business Loan Agreement.  Section 1.1(a) of the Business Loan Agreement is amended in its entirety to read:

“(a)         During the availability period described below, the Bank will provide a line of credit to the Borrower.  The amount of the line of credit (the “Facility No. 1 Commitment”) is Eight Million Dollars ($8,000,000).”

4.             Amendment to Section 1.4(a) of the Business Loan Agreement.  Section 1.4(a) of the Business Loan Agreement is amended in its entirety to read:

“(a)         The interest rate is a rate per year equal to the Bank’s Prime Rate minus 50 basis points.”

5.             Release.  Borrower hereby releases Bank and its officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Business Loan Agreement which exists, or but for the passage of time, could be asserted, on the date Borrower signs this Amendment.

6.             No Further Amendment, Expenses.  Except as expressly modified by this Amendment, the Business Loan Agreement and all other documents executed by the parties in connection with the transactions contemplated by the Business Loan Agreement shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder.  Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Bank on request for all reasonable expenses, including legal fees actually incurred by Bank in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

7.             Effective Date.  The foregoing provisions are effective upon execution hereof.

8.             Miscellaneous.

(a)  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Bank may rely on a facsimile counterpart signature page hereof for purposes of determining whether a party hereto has executed a counterpart hereof.

(b)  Governing Law.  This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c)  Certain Agreements Not Enforceable.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	TRM CORPORATION

	By:	/s/ Kenneth Lewis Tepper
Name: Kenneth Lewis Tepper
Title: President and Chief Executive Officer

BANK:	BANK OF AMERICA, N.A.

	By:	/s/ Eric Eidler
Name: Eric Eidler
Title: Senior Vice President